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                                                                  EXHIBIT (i)(2)

        [LETTERHEAD OF SKADDEN, ARPS, SLATE, MEAGHER & FLOM (ILLINOIS)]


                               September 26, 2001


Van Kampen Reserve Fund
1 Parkview Plaza
P.O. Box 5555
Oakbrook Terrace, Illinois 60181-5555

                   Re:  Post-Effective Amendment No. 43 to the
                        Registration Statement on Form N-1A
                        for the Van Kampen Reserve Fund
                        (the "Registration Statement")
                        (File Nos. 2-50870 and 811-2482)
                        --------------------------------


               We hereby consent to the reference to our firm under the heading "Legal Counsel" in the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.


                                                 Very truly yours,


                                                 /s/ SKADDEN, ARPS, SLATE,
                                                     MEAGHER & FLOM (ILLINOIS)